Exhibit 32

CERTIFICATION PURSUANT TO

 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Algodon Wines & Luxury Development Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott L. Mathis, as Chief Executive Officer and principal executive officer and Maria I. Echevarria, as Chief Financial Officer and principal financial officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Scott L. Mathis

     Scott L. Mathis

     Chief Executive Officer and Principal Executive Officer

Dated: March 30, 2015

/s/ Maria I. Echevarria

     Maria I. Echevarria

     Chief Financial Officer and Principal Financial Officer

Dated: March 30, 2015

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.